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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-26995, 33-28484, 33-38132, 33-39358, 33-44217
and 33-57989) and in the Prospectuses constituting part of the Registration Statements on Form S-3 (Numbers 33-79226, 33-87216 and 33-61405) of our report dated July 22, 1996 appearing on page 23 of Landmark Graphics Corporation's Annual Report on Form 10-K for the year ended June 30, 1996.

PRICE WATERHOUSE LLP

Houston, Texas
July 29, 1996